Exhibit 99.26(n)

Consent of Independent Auditors

The Board of Directors and Stockholder
Securian Life Insurance Company:

We consent to the use of our report dated March 6, 2018, with respect to the financial statements and supplementary schedules of Securian Life Insurance Company included herein and to the reference to our firm as experts under the heading “FINANCIAL STATEMENTS” in Part B of the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota
April 24, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Securian Life Insurance Company and

Policy Owners of Securian Life Variable Universal Life Account:

We consent to the use of our report, dated March 29, 2018, on the financial statements of the sub-accounts that comprise Securian Life Variable Universal Life Account of Securian Life Insurance Company as of December 31, 2017, included herein and to the reference to our firm as experts under the heading “FINANCIAL STATEMENTS” in Part B of the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota
April 24, 2018